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                                                                    Exhibit 10.8



                                     SUMMARY
                      ANTHONY MOORE COMPENSATION AGREEMENT


      The following agreement was proposed and approved by the Board of Directors on December 18, 1999:

      That in exchange for capital raising services to be provided to the Company (SportsNuts.com) by Mr. Moore, the Board of Directors approved the grant of the following compensation for each investment of at least $100,000 to "accredited investors" as such term is defined in Regulation D of the Securities Act of 1933:

      (i) payment of 9% cash commissions;

      (ii) issuance of bonus shares equal to 15% of the gross proceeds received by the Company; and

      (iii) issuance of warrants to acquire shares of Common Stock at an exercise price of $1.00 per share, equal to 8.5% of the gross proceeds received by the Company.

     That on receipt of the consideration therefor, such bonus shares so issued shall be duly authorized, issued, fully paid and non-assessable shares of stock of the Corporation.